Exhibit 10.7
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS LENDER ESTABLISHES TO THE SATISFACTION OF MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. LENDER ACKNOWLEDGES THAT MAKER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO MAKER TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. LENDER ACKNOWLEDGES THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
CTPARTNERS EXECUTIVE SEARCH LLC
CONVERTIBLE PROMISSORY NOTE

$_____________	June 16, 2008 (“Issuance Date”)
     FOR VALUE RECEIVED, CTPARTNERS EXECUTIVE SEARCH LLC., a Delaware Limited Liability Company (“Maker”), having its principal place of business and executive offices at 28601 Chagrin Blvd., Suite 600, Cleveland, Ohio 44122, hereby promises to pay to _____________ (“Lender”) at ____________________, or at such other place as Lender may from time to time direct, at the times hereinafter set forth, in lawful money of the United States, the principal sum of ____________________ ($_______) (the “Loan”). Maker also promises to pay Lender the interest accruing on such unpaid principal amount calculated from the Issuance Date until the date on which the full unpaid amount under this Note is paid (or is otherwise converted as provided below) at a fixed rate per annum equal to five percent (5%) (the “Rate”), in accordance with the terms and provisions of this Convertible Promissory Note (this “Note”).
SECTION 1. PAYMENTS
          (a) Interest. Interest only shall be due and payable in quarterly installments, on the last day of March, June, September and December, the first such installment being due and payable on September 30, 2008.
          (b) Principal and Unpaid Interest. Except as otherwise provided in this Note, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest, will be due and payable five (5) years following the Issuance Date (“Payment Date”).
          (c) Prepayments. This Note may be prepaid in whole or in part at any time prior to the Payment Date, provided, however, that Maker shall give ten (10) days advance notice to Lender of the amount of principal to be prepaid and Lender shall, within such ten (10) day period, notify the Maker if Lender wishes to exercise Lender’s right of conversion as to all or any part of such prepayment.

          (d) Cancellation of Note. Upon satisfaction in full of the outstanding principal balance of this Note by way of conversion or payment and payment of all accrued and unpaid interest, this Note will be automatically cancelled and Maker’s payment obligations hereunder will be extinguished.
SECTION 2. OTHER PAYMENT TERMS
          (a) Waivers. No waiver by Lender of any right hereunder shall be deemed to have been made unless such waiver is in writing and signed by Lender. Lender reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Lender in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.
          (b) Default. Upon and after the occurrence of an Event of Default (as hereinafter defined), Lender shall have the right without presentment, notice or demand of any kind, to accelerate this Note and to declare all of the obligations of Maker under this Note immediately due and payable.
          (c) Event of Default. For purposes of this Note, “Event of Default” means any one or more of the following events, conditions or acts: (i) Maker fails to make any timely payment of any amount due under this Note within thirty (30) business days of the Payment Date; or (ii) the execution of an assignment for the benefit of creditors by Maker or the filing or commencement for any proceedings for relief under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as may be amended from time to time, or insolvency laws or any laws relating to the relief of debtors, readjustment of any indebtedness, reorganization, composition, extension of debt, or the appointment of a trustee for, by or against Maker.
SECTION 3. CONVERSION OF NOTE.
          (a) Conversion. The Lender shall have the option, but not the obligation, to convert any part or all of the unpaid principal of this Note (the “Optional Conversion Amount”) into that certain number of Class C Units of Maker calculated by dividing the Optional Conversion Amount by the lesser (the “Conversion Price”) of (A) Fifty-Three and 60/100 Dollars ($53.60) per Unit or (B ) the Formula Value per Unit which is effective as of July 1, 2008 or (C) the Formula Value which is effective as of January 1, 2009. “Formula Value” shall be determined pursuant to the Maker’s then current Amended Andre stated Unit Purchase Agreement.

          (b) Conversion Upon a Business Combination. If this Note remains outstanding upon the event of any merger, consolidation, or sale of all or substantially all of the assets of Maker (such merger, consolidation or sale referred to hereinafter as a “Business Combination”), then this Note will continue to be paid by Maker or the successor-in-interest to Maker in accordance with its terms. All rights of conversion shall continue, but appropriate adjustments shall be made to such rights if such adjustments are necessary to properly reflect that such Business Combination may have altered the number and type of securities to which this Note would be convertible;
          (c) Issuance of Units. Upon the occurrence of the conversion specified in Section 1(c), 3(a) or 3(b), Lender shall surrender this Note at the office of Maker or of its transfer agent for the applicable amount of the units of the Maker. Thereupon, there shall be issued and delivered to Lender the units of the Maker into which this Note surrendered was convertible on the date on which such conversion occurred and, if applicable, a new Promissory Note bearing the same Issuance Date and terms as this Note in an amount equal to the difference between the amount being converted and the unpaid principal of the Note at the time of such conversion. Maker shall not be obligated to issue the Maker’s units payable upon such conversion unless this Note is either delivered to Maker or any such transfer agent or Lender notifies Maker or any such transfer agent that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to Maker to indemnify Maker from any loss incurred by it in connection therewith.
          (d) Cash in Lieu of Fractional Units. No fractional units of the Maker shall be issued upon conversion of this Note. Instead of any fractional units of the Maker which would otherwise be issuable upon conversion of this Note, Maker shall pay to Lender a cash adjustment in respect of such fraction in an amount equal to the Conversion Price per unit.
          (e) Units Fully Paid and Reserved. All units that may be issued upon conversion of this Note, upon issuance, will be fully paid and non assessable, and free from all taxes, liens and charges with respect to the issuance thereof. Maker shall at all times have authorized and reserved for the purposes of issuance upon conversion of this Note a sufficient number of units as from time to time may be issuable upon conversion of this Note.
SECTION 4. MISCELLANEOUS
          (a) Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then only such term, covenant or provision shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such term, covenant or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.
          (c) Captions. The captions or headings at the beginning of any Section or portion of any Section in this Note are for the convenience of Maker and Lender and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.
          (d) Interest Computation. All interest payable pursuant to this Note will be computed on the basis of a 365-day year for the actual number of days elapsed.
          (e) Governing Law. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.
          (f) Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one business day after being sent by a nationally recognized overnight courier service or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Maker:	CTPartners Executive Search LLC 28601 Chagrin Blvd., Suite 600 Cleveland, Ohio 44122 Attention: David C. Nocifora Facsimile: (216) 464-6172

with a copy to:	McCarthy, Lebit, Crystal & Liffman Co., L.P.A. 101 W. Prospect Ave., Suite 1800 Cleveland, Ohio 44115 Attention: Larry Crystal, Esq. or Kenneth B. Liffman, Esq. Facsimile: (216) 696-1210
If to Lender:

Attention:
Facsimile: ( )

          (g) Nonassignability. This Note may not be assigned, in whole or in part, by Lender without the prior written consent of Maker.
          (h) Dilution. The units issuable hereunder upon conversion of the Note shall be subject to all future dilutive events, including the issuance of any equity security, warrant, option or other instruments convertible, exchangeable or exercisable into units.
          (i) No Rights as Member. Nothing contained in this Note shall be construed as conferring upon Lender or any other person the right to vote or to consent or to receive notice as a member in respect of meetings of members for the election of managers of Maker or any other matters or any rights whatsoever as a member of Maker, and no dividends or distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the units of Maker obtainable through conversion hereunder until, and only to the extent that, this Note shall have been converted. As a condition to receiving the units of Maker upon conversion, Lender agrees to be bound by the terms and provisions of Maker’s then-current Amended And Restated Limited Liability Company Agreement and Amended And Restated Unit Purchase Agreement, as they may be amended from time to time, and, if not already a signatory, shall execute counterpart signature pages thereto or an agreement pursuant to which Lender adopts such agreements.
          (j) Waiver of Jury Trial. MAKER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER RELATED DOCUMENTS OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
CTPARTNERS EXECUTIVE SEARCH LLC
By:     David C. Nocifora
Its:     Chief Operating and Chief Financial Officer

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